   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1997

                                                      REGISTRATION NO. 333-31657
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               TMP WORLDWIDE INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    7311                                   13-3906555
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                           --------------------------

                                 1633 BROADWAY
                                   33RD FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 977-4200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                               ANDREW J. MCKELVEY
                             CHAIRMAN OF THE BOARD
                                    AND CEO
                               TMP WORLDWIDE INC.
                                 1633 BROADWAY
                                   33RD FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 977-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                WITH COPIES TO:

                   PAUL JACOBS, ESQ.                                    J.J. MCCARTHY, JR., ESQ.
              FULBRIGHT & JAWORSKI L.L.P.                                 DAVIS POLK & WARDWELL
                   666 FIFTH AVENUE                                       450 LEXINGTON AVENUE
               NEW YORK, NEW YORK 10103                                 NEW YORK, NEW YORK 10017
                    (212) 318-3000                                           (212) 450-4000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. / /________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                          AMOUNT OF SHARES            MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
        TITLE OF EACH CLASS OF                  TO BE             OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED (1)          PER SHARE (2)              PRICE                   FEE
Common Stock, .001 par value per
 share................................        4,600,000               $23.31              $107,226,000           $32,492.73(3)

(1) Includes 600,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 16, 1997.

(3) The registration fee has previously been paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC filing fee................................................  $  32,492.72
NASD filing fee...............................................  $  11,222.60
Nasdaq National Market Listing Fee............................  $  17,500.00
Printing expenses.............................................  $ 200,000.00
Legal fees and expenses.......................................  $ 250,000.00
Accounting fees and expenses..................................  $ 250,000.00
Blue sky expenses and counsel fees............................  $  10,000.00
Transfer agent and registrar fees.............................  $  10,000.00
Miscellaneous.................................................  $  18,784.68
                                                                ------------
  Total.......................................................  $ 800,000.00
                                                                ------------
                                                                ------------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those discussed above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145. The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

    The Company's Bylaws provide that the Company shall indemnify certain persons, including officers, directors and controlling persons, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company has also entered into indemnification agreements with its current directors and executive officers. Reference is made to the Bylaws and Form of Indemnification Agreement incorporated by reference herein.

    Under Section 9 of the Underwriting Agreement, the underwriters are obligated, under certain circumstances, to indemnify officers, directors and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of Underwriting Agreement to be filed as Exhibit 1.1 hereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    61,848 shares of Common Stock were issued to two individuals in February 1997 in connection with an acquisition.

    48,935 shares of Common Stock were issued to two entities in June 1997 in connection with an acquisition.

    The securities issued by the Company as described above were not registered under the Securities Act in reliance upon exemptions contained in Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


   NO.                                                    DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------------
     1.1   Form of Underwriting Agreement.***
     2.1   Agreement Relating to the Entire Issued Share Capital of Austin Knight Limited, dated July 1997, between
           AK Warranty and Indemnity Limited and TMP Worldwide, Inc.*
     3.1   Certificate of Incorporation.**
     3.2   Bylaws.**
     4.1   Form of Common Stock Certificate**
     5.1   Opinion of Fulbright & Jaworski L.L.P.***
    10.1   Form of Employee Confidentiality and Non-Solicitation Agreement.**
    10.2   Form of Indemnification Agreement.**
    10.3   1996 Stock Option Plan.**
    10.4   Form of Stock Option Agreement under 1996 Stock Option Plan.**
    10.5   1996 Stock Option Plan for Non-Employee Directors.**
    10.6   Form of Stock Option Agreement under 1996 Stock Option Plan for Non-Employee Directors.**
    10.7   Lease, dated as of October 31, 1978, between Telephone Marketing Programs Inc. and PDC Realty Inc. as
           agent for MRI Broadway Rental, Inc., as modified by modifications dated January, 1979 and June 20, 1991.**
    10.8   Share Sale and Purchase Agreement, dated July 2, 1996, relating to the entire issued share capital of
           Neville Jeffress Australia Pty Limited, between Neville Jeffress Holding Pty Limited, Petzow Holdings Pty
           Ltd, TMP Australia Pty Limited and Neville Jeffress Australia Pty Ltd.**
    10.9   Asset Purchase Agreement, dated as of January 3, 1995, by and among Rogers Acquisition Corp., Rogers &
           Associates Advertising, Inc., Curtis Rogers, Steven Schmidt and Ronni Rogers.**
    10.10  Amended and Restated Accounts Receivable Management and Security Agreement, dated as of June 27, 1996, between TMP Worldwide Inc. and BNY Financial Corporation, as amended by Amendment No. 1 to Amended and
           Restated Accounts Receivable Management and Security Agreement, dated as of August 29, 1996.**
    10.11  Form of Agreement and Plan of Merger of TMP Worldwide Inc., Worldwide Classified Inc., McKelvey
           Enterprises, Inc. and Telephone Marketing Programs Incorporated.**

   NO.                                                    DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------------
    10.12  Stock Purchase Agreement, dated May 26, 1977, among Telephone Marketing Programs, Inc. Andrew J. McKelvey,
           Timothy P. Hanley and Bard Publishing Company, as amended on June 15, 1977.**
    10.13  Agreement, dated as of January 3, 1995, among Andrew J. McKelvey, Aeronautic Media, Inc. and McKelvey
           Enterprises, Inc., relating to a yacht.**
    10.14  Stock Purchase Agreement, dated as of January 1, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of Volando, Inc.**
    10.15  Contribution Agreement, dated as of January 1, 1996, between Andrew J. McKelvey and McKelvey Enterprises,
           Inc., relating to the common stock of EPI Aviation, Inc.**
    10.16  Lease Agreement, dated as of June 1, 1996, by and between TPH & AJM, a partnership, and Telephone
           Directory Advertising, Inc.**
    10.17  Contribution Agreement, dated as of July 16, 1996, between Andrew J. McKelvey and McKelvey Enterprises,
           Inc., relating to the common stock of General Directory Advertising Services, Inc.**
    10.18  Stock Purchase Agreement, dated as of August 15, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of National Media Holding Company, Inc.**
    10.19  Stock Purchase Agreement, dated as of September 1, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of Telephone Directory Advertising, Inc.**
    10.20  Stock Purchase Agreement, dated as of September 4, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of S.M.E.T. Servizio Marketing Elenchi Telefonici s.r.l.**
    10.21  Agreement, dated as of March 17, 1996, between TMP Worldwide Inc. and George Eisele, as amended by
           Amendment 1 to Agreement, dated as of September 5, 1996.**
    10.22  Management Agreement, dated as of January 1, 1996, between Cala Services Inc. and Cala H.R.C. Ltd.**
    10.23  Lease Agreement, dated May 15, 1993, between 12800 Riverside Drive Corporation and TMP Worldwide Inc., as
           amended by Amendment No. 1 to Lease Agreement, dated June 1, 1993.**
    10.24  Indenture, dated April 29, 1988, between International Drive, L.P. and Telephone Marketing Programs,
           Inc.**
    10.25  Amended and Restated Employment Agreement, dated as of September 11, 1996, between TMP Interactive Inc.
           and Jeffrey C. Taylor.**
    10.26  Employment Agreement, dated November 18, 1996, between TMP Worldwide Inc. and James J. Treacy.**
    10.27  Employment Agreement, dated November 15, 1996, between TMP Worldwide Inc. and Andrew J. McKelvey.**
    10.28  Warrant Agreement, dated October 13, 1993, between TMP Worldwide Inc. and BNY Financial Corporation, as amended by an amendment dated December 31, 1995.**
    10.29  Form of Option Agreement, dated as of January 1, 1995, relating to options issued to shareholders and/or principals of Kidd, Schneider & Dersch, Inc.**
    10.30  Indemnification Agreement dated as of December 9, 1996, among Telephone Marketing Programs Incorporated,
           TMP Worldwide Inc., Worldwide Classified Inc. and Andrew J. McKelvey.**
    10.31  Amendment No. 3 to Amended and Restated Accounts Receivable Management and Security Agreement, dated as of
           May 15, 1997, between TMP Worldwide Inc. and BNY Financial Corporation.***
    10.32  Amendment No. 4 to Amended and Restated Accounts Receivable Management and Security Agreement, dated as of
           August 26, 1997, between TMP Worldwide Inc. and BNY Financial Corporation.***
    10.33  Management Agreement, dated June 1, 1997, between Dir-Ad Services Inc./Les Services Dir-Ad Inc. and TMP
           Worldwide Ltd.

   NO.                                                    DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------------
    11     Statement regarding computation of earnings per share.***
    21     Subsidiaries of the Company.
    23.1   Consent of BDO Seidman, LLP***
    23.2   Consent of BDO Nelson Parkhill***
    23.3   Consent of KPMG***
    23.4   Consent of Fulbright & Jaworski L.L.P. (filed as part of Exhibit 5.1).
    23.5   Consent of Darby & Darby P.C.***
    24     Power of Attorney (included on the signature page).


- ------------------------

 * Incorporated by reference to the identically numbered exhibit filed with the Registrant's Form 10-Q for the quarter ended June 30, 1997.

** Incorporated by reference to identically numbered exhibits filed with the Registrant's Form S-1 Registration Statement, File No. 333-12471, which was declared effective on December 12, 1996.

*** Previously filed.

    (b) Financial Statement Schedules. The following financial statement schedules are filed herewith:

    Schedule II-Valuation of Qualifying Accounts.

    All other schedules are omitted because they are not required or are not applicable or the information is included in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described above in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    B. The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    C. The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 9, 1997.


                                          By: /s/ ANDREW J. MCKELVEY
                                          --------------------------------------
                                             Name: Andrew J. McKelvey
                                             Title: Chairman of the Board
                                                   and CEO

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------

    /s/ ANDREW J. MCKELVEY      Chairman of the Board, CEO    September 9, 1997
- ------------------------------    and Director (principal
      Andrew J. McKelvey          executive officer)

    /s/ THOMAS G. COLLISON      Vice Chairman                 September 9, 1997
- ------------------------------    (principal financial
      Thomas G. Collison          officer)

      /s/ ROXANE PREVITY        Chief Financial Officer       September 9, 1997
- ------------------------------    (principal accounting
        Roxane Previty            officer)

              *                 Director                      September 9, 1997
- ------------------------------
       George R. Eisele

              *                 Director                      September 9, 1997
- ------------------------------
       John R. Gaulding

              *                 Director                      September 9, 1997
- ------------------------------
       Jean-Louis Pallu

              *                 Director                      September 9, 1997
- ------------------------------
          John Swann



*By:   /s/ ANDREW J. MCKELVEY
      -------------------------
         Andrew J. McKelvey,
          ATTORNEY-IN-FACT

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

TMP Worldwide Inc.
New York, New York

    The audits referred to in our report dated March 10, 1997, relating to the consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which is included in the Prospectus constituting a part of this Registration Statement included the audit of financial statement Schedule II, Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

    In our opinion, such financial statement schedule presents fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

New York, New York
March 10, 1997

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                    COLUMN B      COLUMN C--ADDITIONS                   COLUMN E
                                                   -----------  ------------------------               -----------
                    COLUMN A                       BALANCE AT   CHARGED TO   CHARGED TO    COLUMN D    BALANCE AT
- -------------------------------------------------   BEGINNING    COSTS AND      OTHER     -----------    END OF
                  DESCRIPTIONS                      OF PERIOD    EXPENSES     ACCOUNTS    DEDUCTIONS     PERIOD
- -------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Year ended December 31, 1994
 Allowance for doubtful accounts.................   $   1,654    $     793           --    $     429    $   2,018
Year ended December 31, 1995
 Allowance for doubtful accounts.................   $   2,018    $   2,850           --    $   1,003    $   3,865
Year ended December 31, 1996
 Allowance for doubtful accounts.................   $   3,865    $   3,131    $   2,111(1)  $   2,075   $   7,032
Six months ended June 30, 1997
 Allowance for doubtful accounts (unaudited).....   $   7,032    $   1,507           --    $   1,208    $   7,331

- ------------------------

(1) Initial reserves of acquired companies.